UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2015

NEVRO CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-36715	56-2568057
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4040 Campbell Avenue

Menlo Park, CA 94025

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 251-0005

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 25, 2015, Nathan B. Pliam, M.D. notified the Board of Directors (the “Board”) of Nevro Corp. (the “Company”) of his decision to resign from the Board, effective as of the close of business on June 26, 2015. Dr. Pliam’s resignation is not due to any disagreement with the Company, the Board or the management of the Company.

On June 26, 2015, the Board approved the acceleration in full of the vesting of the equity awards held by Dr. Pliam in recognition of Dr. Pliam’s significant contributions as a director of the Board. The equity awards accelerated consist of (a) an award to purchase 8,477 shares of common stock granted to Dr. Pliam in lieu of an initial grant pursuant to the Company’s Non-Employee Director Compensation Program on November 5, 2014, which option vested as to 1/12th of the shares subject thereto each month following the date of the grant of such award and with respect to which, 4,944 shares had previously vested, and (b) an award to purchase 4,182 shares of common stock granted to Dr. Pliam on May 28, 2015, which option vested as to 1/12th of the shares subject thereto each month following the date of the grant of such award and with respect to which, no shares had previously vested. Under the terms of the Company’s relevant plans, all such options will nonetheless expire if not exercised within three months of Dr. Pliam’s resignation.

On June 26, 2015, the Board appointed Lisa Earnhardt, effective June 29, 2015 (the “Effective Date”), to serve as a Class I director of the Company until the Company’s 2018 Annual Meeting of Stockholders, filling the vacancy created by Dr. Pliam’s resignation. Ms. Earnhardt was also elected to serve on the Audit Committee of the Board and the Nominating and Corporate Governance Committee of the Board, filling the vacancies created by Dr. Pliam’s resignation.

Pursuant to, and in accordance with, the Company’s Non-Employee Director Compensation Program, on the Effective Date, Ms. Earnhardt was automatically granted an option to purchase 5,853 shares of common stock, representing an aggregate grant date fair value of approximately $150,000 (the “Initial Grant”). The Initial Grant vests as to 1/3rd of the shares underlying the grant on each anniversary of the grant date, subject to continued service through each applicable vesting date. Ms. Earnhardt will also be entitled to receive cash compensation and annual equity awards in accordance with the Company’s Non-Employee Director Compensation Program, which will be pro-rated for her service in 2015. The Company also intends to enter into its standard form of indemnification agreement with Ms. Earnhardt.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEVRO CORP.

Date: July 1, 2015	By:	/s/ Andrew H. Galligan
Andrew H. Galligan Chief Financial Officer